                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of AirTouch Communications, Inc. of our report dated February 23, 1996 relating to the financial statements of Mannesmann Mobilfunk GmbH, appearing in AirTouch Communications, Inc.'s Annual Report on Form 10-K, as amended on Form 10-K/A No. 1, for the year ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the Prospectus.

Dusseldorf, Germany, June 20, 1996

KMPG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

Scheffler                                     Haas
Wirtschaftsprufer                             Wirtschaftsprufer